                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Security Capital Atlantic Incorporated 401(k) Savings Plan and Trust of our report dated February 3, 1997, with respect to the financial statements at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 and schedule of Security Capital Atlantic Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP

Dallas, Texas
December 23, 1997